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                                  EXHIBIT 10(f)

                              BALDWIN & LYONS, INC.

                 RESTATED EMPLOYEE DISCOUNTED STOCK OPTION PLAN

     SECTION 1. NAME AND PURPOSE. This Baldwin & Lyons, Inc. Restated Employee Discounted Stock Option Plan (the "Restated Plan") is established by Baldwin & Lyons, Inc. (the "Company") to aid the Company and its Subsidiaries (as defined below) in attracting, rewarding and retaining well-qualified executive and managerial personnel, and key employees. It is further intended to encourage and facilitate the acquisition of the Company's common shares by certain of the officers and other key employees of the Company and its Subsidiaries upon whose judgment and ability the Company depends for its long-term growth and development. Accordingly, this Restated Plan is intended to promote a close identity of interest between the Company and its shareholders as well as to provide a means to attract and retain outstanding management. The term "Subsidiary" means each corporation of which the Company owns directly or indirectly at least 50% of the total combined voting power of all classes of shares entitled to vote.

     SECTION 2.      PLAN ADMINISTRATION.

     2.1 This Restated Plan shall generally be administered, managed and controlled by a committee, consisting of not less than two directors, who shall be appointed by, and may be removed by, the Board of Directors of the Company (the "Employee Option Committee"). The Employee Option Committee may be identical to or separate from the Compensation Committee of the Board of Directors, but shall consist solely of Non-Employee Directors as that term is defined in Rule 16b-3(b)(3)(i) adopted by the Securities and Exchange Commission (the "Commission"). No member of the Employee Option Committee shall be, or within one year before having become a member thereof shall have been, eligible for selection as a person to whom stock may be allocated or to whom stock may be granted under this Restated Plan. Members of the Employee Option Committee may participate in the Deferred Director Fee Option Plan. Any interpretation of this Restated Plan by the Employee Option Committee and any decision made by the Employee Option Committee shall be final and binding upon all persons.

     2.2 The Employee Option Committee shall have sole authority and discretion to: (i) designate the officers and key employees eligible to participate, in whole or in part, in this Restated Plan and to receive options ("Options"); (ii) grant Options in such form and for such consideration as the Employee Option Committee shall determine; (iii) impose such limitations, restrictions and conditions upon any such grant of Options as the Employee Option Committee shall deem appropriate; and (iv) interpret this Restated Plan, adopt, amend and rescind rules and regulations relating to this Restated Plan, and make all other determinations and take all other actions necessary and advisable for administration of this Restated Plan.

     2.3 No member of the Employee Option Committee shall be liable for any action taken, omission or decision made in good faith relating to this Restated Plan or any matter hereunder.

     SECTION 3.     PARTICIPATION.

     3.1 EMPLOYEE STOCK OPTIONS. Subject to the terms and conditions of this Restated Plan, the Employee Option Committee shall determine and designate, from time to time, the executive, managerial and key employees of the Company and its Subsidiaries to whom Options are to be granted and the number of shares to be subject to such Options.

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     3.2  PARTICIPANTS DEFINED.  Executive, managerial and key employees receiving Options under this Restated Plan are collectively hereinafter referred to as "Participants."

     SECTION 4. SHARES SUBJECT TO THIS RESTATED PLAN. The aggregate number of shares which may be issued under this Restated Plan is 900,000 Class B Common Shares of the Company. If any Option granted pursuant to this Restated Plan shall expire or terminate for any reason (other than surrender of the Option pursuant to the exercise of the Option), such number of shares covered by that Option shall again be available for grant under this Restated Plan.

     SECTION 5. EFFECTIVE DATE AND TERM OF RESTATED PLAN. This Restated Plan became effective on May 6, 1997. This Restated Plan will terminate on May 1, 2004, unless earlier terminated by the Board of Directors.

     SECTION 6. OPTION EXERCISE PRICE. The exercise price of the Options issued pursuant to this Restated Plan shall be as follows:

     6.1 Options granted under this Restated Plan shall be for a fixed price determined by the Employee Option Committee from time to time. At the time of the grant, the Employee Option Committee shall determine the price for which shares subject to an Option may be purchased (the "Option Exercise Price"), and such other conditions or restrictions on the exercise of the Option, including but not limited to vesting provisions, if any, as the Employee Option Committee deems appropriate.

     6.2 Absent a specific determination of the Option Exercise Price by the Employee Option Committee, the Option Exercise Price for Options shall be deemed to be $1.00 per share.

     SECTION 7. OPTION EXPIRATION DATE. The "Expiration Date" with respect to any Option or any portion thereof granted to a Participant under this Restated Plan shall mean the earliest of: (i) the date which is ten (10) years and one (1) day after the date on which the Option is granted; (ii) the date established by the Employee Option Committee at the time of the grant; or (iii) except as otherwise specified in Section 10 and Section 11, the date which is six (6) months after the date on which the Participant's employment with the Company or its Subsidiaries is terminated for any reason. All rights to purchase common shares pursuant to an Option and all rights to exercise an Option shall cease on the Option's Expiration Date.

     SECTION 8. EXERCISE OF OPTIONS. No Option may be exercised by a Participant prior to the date on which he or she has completed six (6) continuous months of employment with the Company or one of its Subsidiaries as the case may be. Subject to the preceding sentence, a Participant may exercise an Option by giving written notice of exercise prior to the Option's Expiration Date to the Secretary of the Company at the Company's corporate headquarters.
At the time of delivery of the notice, the full purchase price for the shares underlying the Option, together with the amount required for state, local and/or federal withholding taxes arising in connection with the purchase of such shares, shall be paid in cash to the Company.

     SECTION 9. COMPLIANCE WITH APPLICABLE LAWS. Notwithstanding any other provision of this Restated Plan, the Company shall have no liability to issue any shares under this Restated Plan unless such issuance complies with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares under this Restated Plan, the Company may require a written statement that the Participant is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. In the case of a Participant who is subject to Section 16(a) and Section 16(b) of the Exchange Act, the Employee Option Committee may, at any time, add such conditions and limitations to any Options granted to such a Participant as the Employee Option Committee, in its discretion, deems necessary or
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desirable to comply with the provisions of Section 16(a) or Section
16(b) and the rules and regulations adopted thereunder by the Commission or to obtain any exemption therefrom.

     SECTION 10. TERMINATION OF EMPLOYMENT. Prior to the Expiration Date specified in Section 7 above and except as the Employee Option Committee otherwise determines in any particular case, an employee under this Restated Plan whose employment terminates for reasons other than: (i) retirement on the normal retirement date then in effect for employees of the Company, (ii) early retirement with the consent of the Board of Directors of the Company, (iii) disability, or (iv) death; shall have no right to exercise the Options granted hereunder.

     SECTION 11. DEATH OF PARTICIPANT. In the event of the death of a Participant while still an employee of the Company, any Options which the employee was entitled to exercise on the date immediately preceding his or her death shall be exercisable by the Participant or persons to whom those rights pass by will or by the laws of descent and distribution. The Expiration Date of any such Options shall be the 15th day of April following the second January 1st following the date of death of the Participant, whether such Options would otherwise have expired before or after such date. Any such exercise shall be by written notice thereof filed with the Secretary of the Company at the Company's corporate headquarters prior to the Option's Expiration Date.

     SECTION 12. TRANSFERABILITY. The Options granted under this Restated Plan are not transferable except by will or by the laws of descent and distribution. Options may be exercised during the lifetime of the Participant only by the Participant and after the death of the Participant only as provided in Section 11.

     SECTION 13. CHANGES IN CAPITALIZATION. Subject to the provisions of this Section 13, in the event of any change in the outstanding number of Class B Common Shares of the Company by reason of any stock dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate reorganization, the aggregate number of shares which shall be subject to the Options issued under this Restated Plan shall be adjusted appropriately. Notwithstanding the preceding sentence, in no event shall the Option Exercise Price for a share of the Company's Class B Common Shares be adjusted below the par value of such share, nor shall any fraction of a share be issued upon the exercise of any Option granted pursuant to this Restated Plan.
     SECTION 14. EMPLOYMENT. The establishment of this Restated Plan and awards or grants of Options hereunder shall not be construed as conferring on any Participant any right to continued employment, and the employment of any Participant may be terminated without regard to the effect which such action may have upon him or her as a Participant under this Restated Plan.

     SECTION 15. AGREEMENT WITH COMPANY. At the time of the grant of an Option pursuant to this Restated Plan, the Employee Option Committee may require a participant to enter into an agreement with the Company in a form specified by the Employee Option Committee agreeing to the terms and conditions of this Restated Plan and to such additional terms and conditions, not inconsistent with this Restated Plan, as the Employee Option Committee may, in its sole discretion, prescribe.

     SECTION 16.    AMENDMENT, MODIFICATION AND TERMINATION OF RESTATE PLAN.
The Board of Directors of the Company may, at any time and from time to time, terminate, amend or modify this Restated Plan in whole or in part. No amendment, modification or termination of this Restated Plan shall in any manner adversely affect the rights of any Participant under any Option previously granted.

    SECTION 17.    OPTIONS GRANTED PRIOR TO EFFECTIVE DATE OF RESTATED PLAN.
Any Option granted to employees prior to May 1, 1997, under the original Employee Discounted Stock Option and any amendments thereto or restatements thereof on terms substantially similar to those contained in this Restated Plan, shall

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continue to be subject to the terms and conditions under which it was originally issued ("Old Options"). This Restated Plan shall not be applicable to any Old Option unless the optionee holding the Old Option consents to the application of the provisions contained in this Restated Plan by providing written notice to the Company consenting to the applicability of the terms and conditions of this Restated Plan. If a Participant consents to the applicability of the terms and conditions of this Restated Plan, neither the expiration date, exercise price or vesting requirements of the Old Option shall change. Each Old Option holder must consent to the applicability of this Restated Plan within seventy-five (75) days of his or her receipt of the Employee Option Committee's notification of the opportunity to have the Participant's options be subject to this Restated Plan.

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